As filed with the Securities & Exchange Commission on August ___, 1997
                                     Registration No. 33-_______________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            -------------------------

                              DAKOTAH, INCORPORATED
             (Exact name of registrant as specified in its charter)

           South Dakota                                  46-0339860
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                            -------------------------

                               ONE NORTH PARK LANE
                        WEBSTER, SOUTH DAKOTA 57274-0120
                                 (605) 345-4646
          (Address and telephone number of principal executive offices)

                            -------------------------

                      NONSTATUTORY STOCK OPTION AGREEMENTS
                            (Full title of the Plan)

                                 Troy Jones, Jr.
                               One North Park Lane
                        Webster, South Dakota 57274-0120
                                 (605) 345-4646
            (Name, address and telephone number of agent for service)

                            -------------------------

    Approximate date of proposed commencement of sales pursuant to the Plan:
     From time to time after this Registration Statement becomes effective.

                            -------------------------

                                  CALCULATION OF REGISTRATION FEE
=================================================================================================
     Title of           Amount        Proposed maximum       Proposed maximum       Amount of
   securities to         to be         offering price       aggregate offering     registration
   be registered      registered        per share (1)            price (1)           fee (1)
=================================================================================================

Common Stock,           367,300            $4.40               $1,616,120.00          $489.73
  par value $.01

-------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of Regulation C on the basis of the price at which the options may be exercised.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"), a Prospectus prepared in accordance with Part I of Form S-8 will be distributed to optionees under the Plan. This Prospectus constitutes a Section 10(a) prospectus and is incorporated by reference in this Registration Statement, but is not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act and the Securities Act of 1933 (File No. 0-23604), are incorporated by reference in this registration statement:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

                  (b) The Company's Quarterly Reports on Form 10-QSB/A for the quarter ended June 30, 1996, Form 10-Q/A for the quarters ended September 30, 1996 and June 30, 1997 and Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

                  (c) All other reports and documents filed by the Company under Sections 13(a) or 15(d) of the Exchange Act since the filing of the most recent Annual Report on Form 10-K; and

                  (d) The description of the Company's stock contained in the Company's Registration Statement in Form 8-A declared effective by the Commission as of March 23, 1994.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4.       DESCRIPTION OF SECURITIES

         The Common Stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The South Dakota Business Corporation Act ("SDBCA") and the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions. Also, as authorized by the SDBCA, the Company has entered into indemnification agreements with its officers and directors which require the Company to indemnify officers and directors for liability arising out of certain actions. Indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions and agreements, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         The Company has adopted in its Articles of Incorporation a provision which limits the personal liability for breach of fiduciary duty by directors, to the extent permitted by the SDBCA. This provision eliminates the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on a breach of the director's duty of loyalty to the Company, liability for acts and omissions not made in good faith, liability for acts or omission involving intentional misconduct or a knowing violation of law, liability based on payments of improper dividends or liability for any transaction from which the director derived an improper personal benefit.

         The SDBCA, the Company's Articles of Incorporation and Bylaws and the indemnification agreements contain detailed terms regarding such right of indemnification and limitation of personal liability and reference is made thereto for a complete statement of such rights.

ITEM 8.       EXHIBITS

4.1           Specimen Form of Common Stock Certificate *

5.1           Opinion of Gray, Plant, Mooty, Mooty & Bennett, P. A.

23.1          Consent of Grant Thornton LLP

23.2 Consent of Gray, Plant, Mooty, Mooty & Bennett, P. A. (Filed as part of Exhibit 5.1)

24.1 Powers of Attorney (included on the Signature Page of this Registration Statement).

--------------------
* Incorporated by reference to the Company's Registration Statement filed on Form SB-2 (Reg. No. 33-74766-D).

ITEM 9.        UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant as discussed above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Webster, State of South Dakota, on this 22nd day of August, 1997.

                                           DAKOTAH, INCORPORATED


                                           By /s   Troy Jones, Jr.
                                              ---------------------------------
                                              Troy Jones, Jr.
                                              Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George C. Whyte and Troy Jones, Jr., and each or any one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                  Capacity                              Date
         ---------                                  --------                              ----
  /s    Troy Jones, Jr.           Chief Executive Officer and Director                August 22, 1997
--------------------------        (Principal Executive Officer)
Troy Jones, Jr.

  /s    William R. Retterath      Chief Financial Officer (Principal Financial        August 22, 1997
----------------------------      and Accounting Officer)
William R. Retterath


  /s    Geoge C. Whyte           President and Chairman of the Board of Directors     August 22, 1997
--------------------------
George C. Whyte

  /s    Lee A. Schoenbeck        Secretary and Director                               August 22, 1997
--------------------------
Lee A. Schoenbeck

  /s    Dorothy A. Benson        Director                                             August 22, 1997
--------------------------
Dorothy A. Benson

  /s    Gary I. Conradi          Director                                             August 22, 1997
--------------------------
Gary L. Conradi

  /s    Michael G. Grosek        Director                                             August 22, 1997
--------------------------
Michael G. Grosek

                                 Director                                             August 22, 1997
--------------------------
Linda J. Laskowski

  /s    James D. Becker          Director                                             August 22, 1997
--------------------------
James D. Becker

  /s    Leo T. Reynolds          Director                                             August 22, 1997
--------------------------
Leo T. Reynolds



                                INDEX TO EXHIBITS

EXHIBIT                                                                   PAGE

    4.1     Specimen Form of Common Stock Certificate*                     --

    5.1     Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.            8

   23.1     Consent of Grant Thornton LLP                                   9

   23.3     Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
            (contained in Exhibit 5.1 to this Registration Statement)      --

   24.1     Power of Attorney (included on the signature page of this
            Registration Statement)                                        --

------------------------
* Incorporated by reference to the Company's Registration Statement filed on Form SB-2 (Reg. No. 33-74766-D).